Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Conceptus, Inc., a Delaware corporation (the “ Company”) hereby certifies, to such officer’s knowledge, that:

(i)	the accompanying Quarterly Report on Form 10-Q of the Company for the three months ended March 31, 2011 (the “ Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2011

/s/ Mark M. Sieczkarek
Mark M. Sieczkarek
Chief Executive Officer